Exhibit 10.2

RESTRICTED SHARES AGREEMENT

DDR Corp., an Ohio corporation (the “Company”), has granted to             (the “Holder”)              (            ) of the Company’s Common Shares (the “Restricted Shares”). The Restricted Shares have been granted pursuant to the Company’s              (the “Plan”) and are subject to all provisions of the Plan, which are hereby incorporated herein by reference, and to the following provisions of this Restricted Shares Agreement (the “Agreement”) (capitalized terms not defined herein are used as defined in the Plan):

§1. Vesting. The Restricted Shares will vest in                      increments with the first                      Restricted Shares vesting on                              (each such date a “Vesting Date”).

§2. Purchase Price. The purchase price of the Restricted Shares is $            .

§3. Transferability. The Holder may transfer Restricted Shares prior to vesting, during his or her lifetime (a) to one or more members of such Holder’s family, (b) to one or more trusts for the benefit of one or more of such Holder’s family, or (c) to a partnership or partnerships of members of such Holder’s family, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, with respect to the Restricted Shares. The Restricted Shares are also transferable by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code or the Employee Retirement Income Security Act of 1974, as amended). The transferee of any Restricted Shares will be subject to all restrictions, terms, and conditions applicable to the Restricted Shares.

§4. Termination of Employment. Subject to the terms of the Holder’s employment or similar agreement with the Company or any Subsidiary (an “Individual Agreement”), if any, if the Holder’s employment by the Company or any Subsidiary terminates prior to all of the Restricted Shares vesting, the Restricted Shares will vest or be forfeited as follows:

(a) Termination by Death. If the Holder’s employment with the Company or any Subsidiary terminates by reason of death, all Restricted Shares shall vest and any restriction shall lapse.

(b) Termination by Reason of Disability. If the Holder’s employment with the Company or any Subsidiary or Affiliate terminates by reason of a permanent and total disability as defined in Section 22(e)(3) of the Code (“Disability”), all Restricted Shares shall vest and any restriction shall lapse.

(c) Termination Without Cause After a Change in Control. If, within two years following a Change in Control, the Holder’s employment with the Company or any Subsidiary terminates without Cause, all Restricted Shares shall vest and any restriction shall lapse. For purposes of this Section 4(c), “Cause” is used as defined in the Holder’s Individual Agreement, if any, or if there is no Holder’s Individual Agreement or if it does not define Cause: (i) conviction of the Holder for committing a felony under federal law or in the law of the state in which such action occurred; (ii) dishonesty in the course of fulfilling the Holder’s employment duties; (iii) willful and deliberate failure on the part of the Holder to perform the Holder’s employment duties in any material respect; or (iv) prior to a Change in Control, such other events as shall be determined by the Committee. The Committee shall, unless otherwise provided in the Holder’s Individual Agreement, have the sole discretion to determine whether Cause exists, and its determination shall be final.

(d) Other Termination. Unless otherwise determined by the Committee, if the Holder’s employment with the Company or any Subsidiary terminates other than in the circumstances described in paragraphs (a), (b) or (c) of this Section 4, any Restricted Shares which are unvested or subject to restrictions at the time of termination will be forfeited upon termination.

(e) Leave of Absence. If the Holder is granted a leave of absence by the Company or any Subsidiary, his or her employment will not be considered terminated, and he or she will continue to be deemed an employee of the Company or Subsidiary during such leave of absence or any extension thereof granted by the Company or Subsidiary for purposes of the Plan.

§5. Dividends. All dividends payable on the Restricted Shares (whether or not vested) will be payable in the same manner as paid to other shareholders. All cash dividends payable on unvested Restricted Shares shall be paid in unrestricted cash. In the case of dividends payable on unvested Restricted Shares in shares or other property, the shares or other property so payable shall be subject to the same restrictions and other terms and conditions that apply to the Restricted Shares unless otherwise determined by the Committee or the Board at the time the dividend is authorized.

§6. Taxes. The Holder hereby agrees to pay to the Company, in accordance with the terms of the Plan, any federal, state or local taxes of any kind required by law to be withheld and remitted by the Company with respect to the Restricted Shares. The Holder may satisfy such tax obligation, in whole or in part, by (a) electing to have the Company withhold a portion of the Common Shares otherwise to be delivered upon vesting of the Restricted Shares with a fair market value equal to the amount of such taxes, or (b) delivering to the Company other Common Shares with a fair market value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined. If the Holder does not make such payment to the Company, the Company shall have the right to withhold from any payment of any kind otherwise due to the Holder from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to the award or vesting of the Restricted Shares so long as such withholding does not result in any adverse tax consequences under Section 409A of the Code.

§7. Deferral. The Holder may, in his or her sole discretion, with respect to this award of Restricted Shares, elect to participate in any equity deferred compensation plan established by the Company, in which case such plan shall govern amounts deferred.

§8. Subject to the Plan. This Agreement is made and the Restricted Shares evidenced hereby are granted under and pursuant to, and they are expressly made subject to all of the terms and conditions of, the Plan, notwithstanding anything herein to the contrary. The Holder hereby acknowledges receipt of a copy of the Plan and that the Holder has read and understands the terms and conditions of the Plan.

§9. Securities Law Compliance.

(a) The Holder agrees that the Company may impose such restrictions on the Common Shares as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements. The Holder further agrees that certificates representing the Common Shares, if any, may bear such legends and statements as the Company shall deem appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules and regulations.

(b) The Holder agrees that any Common Shares which the Holder may acquire by virtue of this Agreement may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the Holder unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to such Common Shares has become effective so as to permit the sale or other disposition of such Common Shares by the Holder, or (ii) there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or other proposed disposition of such Common Shares by the Holder may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to such Common Shares under the Securities Act of 1933, as amended.

§10. Rights of the Holder. The granting of the Restricted Shares shall in and of itself not confer any right of the Holder to continue in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Holder’s employment at any time, subject to the terms of any employment agreement between the Company and the Holder.

§11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent otherwise governed by Federal law.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties have subscribed their names hereto.

DDR Corp., an Ohio corporation

By:
Name: Title:

DATE OF GRANT:

ACCEPTANCE OF AGREEMENT

The Holder hereby:

(a) Acknowledges that he/she has received a copy of the Plan and a copy of the Company’s most recent Annual Report and other communications routinely distributed to the Company’s shareholders;

(b) Accepts this Agreement and the Restricted Shares granted to him/her under this Agreement subject to all provisions of the Plan and this Agreement;

(c) Represents and warrants to the Company that he/she is acquiring the Restricted Shares for his/her own account, for investment, and not with a view to or any present intention of selling or distributing the Restricted Shares either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and

(d) Agrees that no transfer of the Restricted Shares will be made unless the Restricted Shares have been duly registered under all applicable Federal and state securities laws pursuant to a then-effective registration which contemplates the proposed transfer or unless the Company has received the written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from such registration.

Holder’s Signature: